TBS INTERNATIONAL PLC & SUBSIDIARIES                       EXHIBIT 32

TBS INTERNATIONAL PLC & SUBSIDIARIES
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TBS International plc and its subsidiaries (the "Company"), does hereby certify, to the best of such officer's knowledge, that the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2010	/s/ Joseph E. Royce
Joseph E. Royce
President and Chief Executive Officer

Date: May 10, 2010	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President, Chief Financial Officer

Date: May 10, 2010	/s/ Frank Pittella
Frank Pittella
Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.